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Exhibit 99.1

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER 2017

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2017 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2017 RESULTS AND RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, January 31, 2018 - Simon, a global leader in premier shopping, dining and entertainment destinations, today reported results for the quarter and twelve months ended December 31, 2017.

RESULTS FOR THE YEAR 1

•
Net income attributable to common stockholders was $1.945 billion, or $6.24 per diluted share, as compared to $1.836 billion, or $5.87 per diluted share, in the prior year period. The 2017 and 2016 results include charges related to the redemption of certain senior notes of Simon Property Group, L.P. of $0.36 and $0.38 per diluted share, respectively.

•
Funds from Operations ("FFO") was $4.021 billion, or $11.21 per diluted share, as compared to $3.793 billion, or $10.49 per diluted share, in the prior year period, an increase of 6.9%. The 2017 and 2016 results include the aforementioned charges related to the redemption of certain of our senior notes.

•
Growth in comparable FFO per diluted share for the twelve months ended December 31, 2017 was 6.4%.

RESULTS FOR THE QUARTER 1

•
Net income attributable to common stockholders was $571.1 million, or $1.84 per diluted share, as compared to $394.4 million, or $1.26 per diluted share, in the prior year period. Results for the fourth quarter of 2016 include a $0.38 per diluted share charge related to the redemption of certain senior notes.

•
FFO was $1.115 billion, or $3.12 per diluted share, as compared to $912.2 million, or $2.53 per diluted share, in the prior year period. FFO in the fourth quarter of 2016 includes the aforementioned charge related to the redemption of certain of our senior notes.

•
Growth in comparable FFO per diluted share for the three months ended December 31, 2017 was 7.2%.

1
For a reconciliation of FFO and net income per diluted share on a comparable basis, please see Footnote J of the Footnotes to Unaudited Financial Information.

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"We had a strong fourth quarter concluding another year of industry-leading growth with record earnings and dividends for our company," said David Simon, Chairman and Chief Executive Officer. "In 2017, we opened five new centers, delivered six significant property transformations and expansions, and completed several major financing transactions that further enhanced our strong balance sheet. We continue to strengthen our portfolio through our innovative and disciplined investment activities that will allow us to continue to deliver cash flow and FFO per share growth."

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Occupancy was 95.6% at December 31, 2017.

•
Base minimum rent per square foot was $53.11 at December 31, 2017, an increase of 2.9% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended December 31, 2017 was $7.42, an increase of 11.4%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the twelve months ended December 31, 2017 was 4.5%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the twelve months ended December 31, 2017 was 3.2%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $1.95 per share. This is an 11.4% increase year-over-year. The dividend will be payable on February 28, 2018 to stockholders of record on February 14, 2018.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on March 30, 2018 to stockholders of record on March 16, 2018.

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DEVELOPMENT ACTIVITY

During the quarter, the Company announced plans to create the Southeast's premier mixed-use development at Atlanta's Phipps Plaza, headlined by the arrival of a new Nobu Hotel and Nobu Atlanta Restaurant. Additional elements of this exciting new development call for a unique, curated dining experience, a 90,000 square-foot Life Time® Athletic healthy living and entertainment destination, and a 12-story Class A office building, complete with a three-story lower level parking garage. Construction is slated to commence in 2018 with a phased opening beginning in spring 2020.

During the quarter, we started construction on two new development projects scheduled to open in 2018, including:

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in November. Simon owns a 46% interest in this project.

•
Queretaro Premium Outlets (Queretaro, Mexico); scheduled to open in December. Simon owns a 50% interest in this project.

Construction continues on two new development projects scheduled to open in 2018, including:

•
Premium Outlet Collection Edmonton IA (Edmonton, Alberta, Canada); scheduled to open in May. Simon owns a 50% interest in this project.

•
Denver Premium Outlets (Thornton, Colorado); scheduled to open in September. Simon owns 100% of this project.

Construction also continues on significant redevelopment and expansion projects at properties including Aventura Mall, Town Center at Boca Raton and Toronto Premium Outlets.

At quarter-end, redevelopment and expansion projects, including the addition of new anchors, were underway at 25 properties in the U.S., Canada and Asia.

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FINANCING ACTIVITY

The Company was active in both the unsecured and secured credit markets in 2017, continuing to lower our effective borrowing costs.

The Company completed two senior notes offerings totaling $2.7 billion, with a weighted average coupon rate of 3.07% and a weighted average term of 7.9 years.

During 2017, and subsequent to year-end, we retired three series of senior notes comprising approximately $2.6 billion at a weighted average coupon rate of 3.65%. The two new notes offerings had a weighted average coupon rate approximately 60 basis points lower than the notes that were retired.

The Company also amended and extended its $4.0 billion multi-currency revolving credit facility, which reduced pricing to LIBOR plus 77.5 basis points and extended the term to June 30, 2022.

With regard to secured debt activity, we closed or committed on 20 mortgage loans totaling approximately $2.9 billion, (U.S. dollar equivalent), of which Simon's share is $1.8 billion. The weighted average interest rate and weighted average term on these loans is 3.37% and 6.7 years, respectively.

As of December 31, 2017, Simon had approximately $8.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

2018 GUIDANCE

The Company currently estimates net income to be within a range of $6.90 to $7.02 per diluted share for the year ending December 31, 2018 and that FFO will be within a range of $11.90 to $12.02 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2018

	LOW END	HIGH END
Estimated net income available to common stockholders
per diluted share	$6.90	$7.02
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00

Estimated FFO per diluted share	$11.90	$12.02

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CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Wednesday, January 31, 2018. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 6, 2018. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 4376318.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our fourth quarter 2017 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, comparable FFO per share, comparable earnings per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

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FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that adversely affects our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
REVENUE (1) :
Minimum rent	$880,475	$874,937	$3,440,009	$3,358,498
Overage rent	52,870	61,253	147,471	161,508
Tenant reimbursements	386,767	377,941	1,532,923	1,494,804
Management fees and other revenues	30,400	34,277	121,259	143,875
Other income	77,180	77,558	296,978	276,544

Total revenue	1,427,692	1,425,966	5,538,640	5,435,229

EXPENSES:
Property operating	112,951	104,479	443,177	432,394
Depreciation and amortization	325,187	336,717	1,275,452	1,252,673
Real estate taxes	107,976	110,374	440,003	439,030
Repairs and maintenance	24,247	27,638	96,900	99,723
Advertising and promotion	42,416	38,896	150,865	142,801
Provision for (recovery of) credit losses	539	(542)	11,304	7,319
Home and regional office costs	24,243	37,867	135,150	158,406
General and administrative	11,883	19,939	51,972	65,082
Other	28,798	50,097	131,477	116,973

Total operating expenses	678,240	725,465	2,736,300	2,714,401

OPERATING INCOME	749,452	700,501	2,802,340	2,720,828
Interest expense	(204,986)	(209,508)	(809,393)	(857,554)
Loss on extinguishment of debt	—	(136,777)	(128,618)	(136,777)
Income and other taxes	(6,362)	(1,052)	(23,343)	(29,678)
Income from unconsolidated entities	123,059	94,344	400,270	353,334
(Loss) gain upon acquisition of controlling interests and sale or disposal of assets
and interests in unconsolidated entities, net	(1,342)	8,094	3,647	84,553

CONSOLIDATED NET INCOME	659,821	455,602	2,244,903	2,134,706
Net income attributable to noncontrolling interests	87,871	60,337	296,941	295,810
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$571,116	$394,431	$1,944,625	$1,835,559

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.84	$1.26	$6.24	$5.87

(1)
No revenue was recognized for the three months ended December 31, 2017 from the Company's two centers in Puerto Rico as a result of ongoing repair and restoration efforts due to the impact of Hurricane Maria.

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	DECEMBER 31, 2017	DECEMBER 31, 2016
ASSETS:
Investment properties, at cost	$36,393,464	$35,226,089
Less — accumulated depreciation	11,935,949	10,865,754

	24,457,515	24,360,335
Cash and cash equivalents	1,482,309	560,059
Tenant receivables and accrued revenue, net	742,672	664,619
Investment in unconsolidated entities, at equity	2,266,483	2,367,583
Investment in Klépierre, at equity	1,934,676	1,797,394
Deferred costs and other assets	1,373,983	1,353,588

Total assets	$32,257,638	$31,103,578

LIABILITIES:
Mortgages and unsecured indebtedness	$24,632,463	$22,977,104
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,269,190	1,214,022
Cash distributions and losses in unconsolidated entities, at equity	1,406,378	1,359,738
Other liabilities	520,363	455,040

Total liabilities	27,828,394	26,005,904

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	190,480	137,762
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	43,077	43,405
Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,322,774 and 319,823,322 issued and outstanding, respectively	32	32
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	9,614,748	9,523,086
Accumulated deficit	(4,782,173)	(4,459,387)
Accumulated other comprehensive loss	(110,453)	(114,126)
Common stock held in treasury, at cost, 9,163,920 and 6,756,748 shares, respectively	(1,079,063)	(682,562)

Total stockholders' equity	3,686,168	4,310,448
Noncontrolling interests	552,596	649,464

Total equity	4,238,764	4,959,912

Total liabilities and equity	$32,257,638	$31,103,578

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
REVENUE:
Minimum rent	$485,253	$472,245	$1,868,613	$1,823,674
Overage rent	60,533	59,047	210,909	200,638
Tenant reimbursements	216,759	216,160	860,778	862,155
Other income	80,225	68,739	290,515	237,782

Total revenue	842,770	816,191	3,230,815	3,124,249
OPERATING EXPENSES:
Property operating	141,584	136,284	551,885	538,002
Depreciation and amortization	170,402	154,045	640,286	588,666
Real estate taxes	60,419	58,126	245,646	239,917
Repairs and maintenance	21,797	20,350	81,309	76,380
Advertising and promotion	22,609	26,766	86,480	88,956
(Recovery of) provision for credit losses	(984)	2,162	6,645	7,603
Other	50,477	49,786	184,037	183,435

Total operating expenses	466,304	447,519	1,796,288	1,722,959

OPERATING INCOME	376,466	368,672	1,434,527	1,401,290
Interest expense	(154,669)	(141,473)	(593,062)	(585,958)
(Loss) gain on sale or disposal of assets and interests in unconsolidated entities	(2,239)	—	(2,239)	101,051

NET INCOME	$219,558	$227,199	$839,226	$916,383

Third-Party Investors' Share of Net Income	$110,001	$115,353	$424,533	$452,844

Our Share of Net Income	109,557	111,846	414,693	463,539
Amortization of Excess Investment (A)	(21,760)	(23,542)	(89,804)	(94,213)
Our Share of Loss (Gain) on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	1,342	—	1,342	(22,636)
Our Share of Gain on Sale or Disposal of Assets and Interests Included in Other Income in the Consolidated Financial Statements	—	—	—	(36,153)

Income from Unconsolidated Entities (B)	$89,139	$88,304	$326,231	$310,537

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	DECEMBER 31, 2017	DECEMBER 31, 2016
Assets:
Investment properties, at cost	$18,328,747	$17,549,078
Less - accumulated depreciation	6,371,363	5,892,960

	11,957,384	11,656,118
Cash and cash equivalents	956,084	778,455
Tenant receivables and accrued revenue, net	403,125	348,139
Deferred costs and other assets	355,585	351,098

Total assets	$13,672,178	$13,133,810

Liabilities and Partners' Deficit:
Mortgages	$14,784,310	$14,237,576
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,033,674	867,003
Other liabilities	365,857	325,078

Total liabilities	16,183,841	15,429,657
Preferred units	67,450	67,450
Partners' deficit	(2,579,113)	(2,363,297)

Total liabilities and partners' deficit	$13,672,178	$13,133,810

Our Share of:
Partners' deficit	$(1,144,620)	$(1,018,755)
Add: Excess Investment (A)	1,733,063	1,791,691

Our net Investment in unconsolidated entities, at equity	$588,443	$772,936

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
Consolidated Net Income (D)	$659,821	$455,602	$2,244,903	$2,134,706
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	321,397	330,708	1,260,865	1,236,476
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	139,026	140,046	540,718	527,976
Loss (gain) upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (E)	1,342	(8,094)	(3,647)	(80,154)
Net income attributable to noncontrolling interest holders in properties	(734)	(563)	(13)	(7,218)
Noncontrolling interests portion of depreciation and amortization	(4,248)	(4,159)	(17,069)	(13,583)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership (G)	$1,115,291	$912,227	$4,020,505	$3,792,951

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.84	$1.26	$6.24	$5.87
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.28	1.29	4.98	4.84
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net (F)	—	(0.02)	(0.01)	(0.22)

Diluted FFO per share (H)	$3.12	$2.53	$11.21	$10.49

Details for per share calculations:
FFO of the Operating Partnership (G)	$1,115,291	$912,227	$4,020,505	$3,792,951
Diluted FFO allocable to unitholders	(146,935)	(119,780)	(529,595)	(512,361)

Diluted FFO allocable to common stockholders (I)	$968,356	$792,447	$3,490,910	$3,280,590

Basic and Diluted weighted average shares outstanding	310,856	313,685	311,517	312,691
Weighted average limited partnership units outstanding	47,169	47,502	47,260	48,836

Basic and Diluted weighted average shares and units outstanding	358,025	361,187	358,777	361,527

Basic and Diluted FFO per Share (H)	$3.12	$2.53	$11.21	$10.49
Percent Change	23.3%		6.9%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnotes D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, comparable FFO per share and comparable EPS. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales or disposals of, or any impairment charges related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale or disposal of, or any impairment charges relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $2.2 million and $8.8 million for the three months ended December 31, 2017 and 2016, respectively, and $12.3 million and $14.0 million for the twelve months ended December 31, 2017 and 2016, respectively.

-
Straight-line adjustments increased income by $7.4 million and $12.5 million for the three months ended December 31, 2017 and 2016, respectively, and $34.5 million and $56.8 million for the twelve months ended December 31, 2017 and 2016, respectively.

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  -
  Amortization of fair market value of leases from acquisitions increased income by $1.4 million and $2.3 million for the three months ended December 31, 2017 and 2016, respectively, and $6.0 million and $9.6 million for the twelve months ended December 31, 2017 and 2016, respectively.

  -
  Debt premium amortization of $0.0 million and $5.1 million for the three months ended December 31, 2017 and 2016, respectively, and $0.2 million and $19.0 million for the twelve months ended December 31, 2017 and 2016, respectively.

(E)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities for the three and twelve months ended December 31, 2016 was $8.1 million and $84.6 million, respectively. Noncontrolling interest portion of the gain for the three and twelve months ended December 31, 2016 was $0.0 million and $4.4 million, respectively.

(F)
Includes noncontrolling interests gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities of $0.01 per share for the twelve months ended December 31, 2016.

(G)
Includes a loss on the extinguishment of debt of $128.6 million for the twelve months ended December 31, 2017. Includes a loss on the extinguishment of debt of $136.8 million for the three and twelve months ended December 31, 2016.

(H)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.36 for the twelve months ended December 31, 2017. Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.38 for the three and twelve months ended December 31, 2016.

(I)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $111.7 million for the twelve months ended December 31, 2017. Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $118.3 million for the three and twelve months ended December 31, 2016.

(J)
Reconciliation of reported earnings per share to comparable earnings per share and FFO per share to comparable FFO per share:

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
Reported earnings per share	$1.84	$1.26	$6.24	$5.87
Add: Loss on extinguishment of debt	-	0.38	0.36	0.38

Comparable earnings per share	$1.84	$1.64	$6.60	$6.25

Comparable earnings per share growth	12.2%		5.6%

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2017	2016	2017	2016
Reported FFO per share	$3.12	$2.53	$11.21	$10.49
Add: Loss on extinguishment of debt	-	0.38	0.36	0.38

Comparable FFO per share	$3.12	$2.91	$11.57	$10.87

Comparable FFO per share growth	7.2%		6.4%

4Q 2017 SUPPLEMENTAL	14

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2017, we owned or had an interest in 234 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at December 31, 2017, we had a 21.0% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of December 31, 2017 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: our ability to meet debt service requirements, the availability and terms of financing, changes in our credit rating or outlook, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, security breaches that could compromise our information technology or infrastructure or personally identifiable data of customers of our retail properties, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, the intensely competitive market environment in the retail industry, costs of common area maintenance, risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union, insurance costs and coverage, the loss of key management personnel, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2017 SUPPLEMENTAL	15

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	40%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.0X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	263%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2017 SUPPLEMENTAL	16

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2017	2016	2017	2016
Financial Highlights
Total Revenue - Consolidated Properties	$1,427,692	$1,425,966	$5,538,640	$5,435,229
Consolidated Net Income	$659,821	$455,602	$2,244,903	$2,134,706
Net Income Attributable to Common Stockholders	$571,116	$394,431	$1,944,625	$1,835,559
Basic and Diluted Earnings per Common Share (EPS)	$1.84	$1.26	$6.24	$5.87
Funds from Operations (FFO) of the Operating Partnership	$1,115,291	$912,227	$4,020,505	$3,792,951
Basic and Diluted FFO per Share (FFOPS)	$3.12	$2.53	$11.21	$10.49
Dividends/Distributions per Share/Unit	$1.85	$1.65	$7.15	$6.50

Stockholders' Equity Information	AS OF DECEMBER 31, 2017	AS OF DECEMBER 31, 2016
Limited Partners' Units Outstanding at end of period	46,879	47,276
Common Shares Outstanding at end of period	311,167	313,075

Total Common Shares and Limited Partnership Units Outstanding at end of period	358,046	360,351

Weighted Average Limited Partnership Units Outstanding	47,260	48,836
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	311,517	312,691

Debt Information
Share of Consolidated Debt	$24,465,117	$22,836,945
Share of Joint Venture Debt	7,011,525	6,743,252

Share of Total Debt	$31,476,642	$29,580,197

Market Capitalization
Common Stock Price at end of period	$171.74	$177.67
Common Equity Capitalization, including Limited Partnership Units	$61,490,902	$64,023,503
Preferred Equity Capitalization, including Limited Partnership Preferred Units	82,527	79,204

Total Equity Market Capitalization	$61,573,429	$64,102,707

Total Market Capitalization - Including Share of Total Debt	$93,050,071	$93,682,904

Debt to Total Market Capitalization	33.8%	31.6%

4Q 2017 SUPPLEMENTAL	17

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2017

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets and international Designer Outlets.
(3)
Includes Lifestyle Centers.

4Q 2017 SUPPLEMENTAL	18

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	FOR THE TWELVE MONTHS ENDED DECEMBER 31,		% GROWTH

	2017	2016		2017	2016
Comparable Property NOI (2)	$1,430,030	$1,399,534	2.2%	$5,451,675	$5,282,343	3.2%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	15,943	16,878		92,342	64,770
International Properties (4)	124,816	106,763		450,454	398,734
Our share of NOI from Investments (5)	70,599	62,991		267,789	248,705

Portfolio NOI	$1,641,388	$1,586,166	3.5%	$6,262,260	$5,994,552	4.5%
Corporate and Other NOI Sources (6)	66,542	36,760		169,373	217,610

Total NOI - See reconciliation on following page	$1,707,930	$1,622,926		$6,431,633	$6,212,162

Less: Joint Venture Partners' Share of NOI	287,070	275,632		1,091,989	1,054,221

Our Share of Total NOI	$1,420,860	$1,347,294		$5,339,644	$5,157,941

(1)
All amounts are presented at gross values unless otherwise indicated as our share.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets and International Designer Outlets.
(5)
Includes our share of NOI of Klépierre and HBS.
(6)
Includes income components excluded from Portfolio NOI and Comparable NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of marketable securities, Simon management company operations, and our TMLP interests and other assets.

4Q 2017 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2017	2016	2017	2016
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$659,821	$455,602	$2,244,903	$2,134,706
Income and other taxes	6,362	1,052	23,343	29,678
Interest expense	204,986	209,508	809,393	857,554
Income from unconsolidated entities	(123,059)	(94,344)	(400,270)	(353,334)
Loss on extinguishment of debt	–	136,777	128,618	136,777
Loss (gain) upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	1,342	(8,094)	(3,647)	(84,553)

Operating Income	749,452	700,501	2,802,340	2,720,828
Depreciation and amortization	325,187	336,717	1,275,452	1,252,673

NOI of consolidated entities	$1,074,639	$1,037,218	$4,077,792	$3,973,501

Reconciliation of NOI of unconsolidated entities:
Net Income	$219,558	$227,199	$839,226	$916,383
Interest expense	154,669	141,473	593,062	585,958
Loss (gain) on sale or disposal of assets and interests in unconsolidated entities	2,239	–	2,239	(101,051)

Operating Income	376,466	368,672	1,434,527	1,401,290
Depreciation and amortization	170,402	154,045	640,286	588,666

NOI of unconsolidated entities	$546,868	$522,717	$2,074,813	$1,989,956

Add: Our share of NOI from Klépierre, HBS and other corporate investments	86,423	62,991	279,028	248,705

Total NOI	$1,707,930	$1,622,926	$6,431,633	$6,212,162

4Q 2017 SUPPLEMENTAL	20

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED DECEMBER 31, 2017	TWELVE MONTHS ENDED DECEMBER 31, 2017
FFO of the Operating Partnership	$1,115,291	$4,020,505
Non-cash impacts to FFO(1)	10,077	36,481

FFO of the Operating Partnership excluding non-cash impacts	1,125,368	4,056,986
Tenant allowances	(43,670)	(157,439)
Operational capital expenditures	(56,207)	(127,827)

Funds available for distribution	$1,025,491	$3,771,720

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2017	TWELVE MONTHS ENDED DECEMBER 31, 2017
Deductions:
Straight-line rent	$(7,420)	$(34,529)
Fair value of debt amortization	(42)	(200)
Fair market value of lease amortization	(1,383)	(5,977)
Additions:
Stock based compensation expense	9,725	39,245
Mortgage, financing fee and terminated swap amortization expense	9,197	37,942

	$10,077	$36,481

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO per share, comparable earnings per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 19 –21 and in the Earnings Release for the latest period.

4Q 2017 SUPPLEMENTAL	21

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2017	2016	2017	2016
Consolidated Properties
Other Income
Interest and dividend income	$8,446	$4,429	$25,802	$22,893
Lease settlement income	9,567	5,697	45,987	22,997
Gains on land sales	2,330	9,052	11,864	14,100
Realized gains on sales of marketable securities	—	—	21,541	—
Other (1)	56,837	58,380	191,784	216,554

Totals	$77,180	$77,558	$296,978	$276,544

Other Expense
Ground leases	$10,897	$10,014	$41,237	$39,156
Professional fees and other	17,901	40,083	90,240	77,817

Totals	$28,798	$50,097	$131,477	$116,973

Capitalized Interest	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2017	2016	2017	2016
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$4,294	$5,734	$24,754	$31,244
Our Share of Joint Venture Properties	$381	$678	$2,152	$2,711
(1)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments and other miscellaneous income items.

4Q 2017 SUPPLEMENTAL	22

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF DECEMBER 31,

	2017	2016
Total Number of Properties	175	175
Total Square Footage of Properties (in millions)	151.1	152.0
Ending Occupancy (1):
Consolidated Assets	95.8%	97.1%
Unconsolidated Assets	95.1%	95.8%
Total Portfolio	95.6%	96.8%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$613	$600
Unconsolidated Assets	$671	$660
Total Portfolio	$628	$614
Base Minimum Rent PSF (3):
Consolidated Assets	$51.34	$49.94
Unconsolidated Assets	$57.88	$56.19
Total Portfolio	$53.11	$51.59

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
12/31/17	6,656,004	$72.68	$65.26	$7.42	11.4%
12/31/16	8,168,101	$69.20	$61.38	$7.82	12.7%
Occupancy Cost as a Percentage of Sales (5):
12/31/17	13.2%
12/31/16	13.1%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces, including spaces greater than 10,000 square feet except for mall anchors, mall majors, mall freestanding and mall outlots. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

4Q 2017 SUPPLEMENTAL	23

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF DECEMBER 31,

	2017	2016
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	21.1
Ending Occupancy (1)	98.4%	98.4%
Total Sales PSF (2)	$587	$565
Base Minimum Rent PSF (3)	$30.98	$29.07
Leasing Spread PSF (4)	$11.36	$13.06
Leasing Spread (Percentage Change) (4)	19.7%	25.3%

International Properties
Premium Outlets
Total Number of Properties	18	16
Total Square Footage of Properties (in millions)	6.6	5.9
Designer Outlets
Total Number of Properties	9	7
Total Square Footage of Properties (in millions)	2.2	1.5
Statistics for Premium Outlets in Japan (5)
Ending Occupancy	99.9%	99.5%
Total Sales PSF	¥ 105,138	¥ 99,971
Base Minimum Rent PSF	¥ 5,062	¥ 5,038
(1)
See footnote 1 on page 23 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 23 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 23 for definition.
(4)
See footnote 4 on page 23 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2017 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 12/31/17	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	538	1,620,804	$52.55	1.6%
2018	2,308	7,771,584	$50.94	7.2%
2019	2,402	8,614,995	$49.85	7.8%
2020	2,040	7,061,647	$51.41	6.6%
2021	1,912	7,494,766	$49.89	6.9%
2022	1,951	7,450,008	$50.07	6.8%
2023	1,911	7,590,037	$54.64	7.5%
2024	1,541	5,863,148	$60.22	6.5%
2025	1,428	5,337,111	$63.21	6.2%
2026	1,304	4,649,649	$60.44	5.1%
2027	1,013	3,721,038	$60.65	4.1%
2028 and Thereafter	447	2,891,107	$45.97	2.5%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,177	3,232,193	$19.06	1.2%

Anchors
2018	4	438,930	$4.41	0.0%
2019	15	1,557,095	$4.16	0.1%
2020	27	3,336,350	$4.79	0.3%
2021	13	1,505,184	$4.75	0.1%
2022	16	2,391,104	$6.00	0.2%
2023	18	2,477,479	$6.85	0.3%
2024	14	958,890	$11.04	0.2%
2025	17	1,977,065	$8.58	0.3%
2026	5	651,342	$4.52	0.1%
2027	8	1,104,436	$4.87	0.1%
2028 and Thereafter	20	2,508,498	$6.69	0.3%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2017 consolidated and joint venture combined base rental revenue.

4Q 2017 SUPPLEMENTAL	25

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	364	3,696	2.0%	3.5%
L Brands, Inc.	305	1,890	1.0%	2.1%
Ascena Retail Group Inc	458	2,557	1.4%	1.9%
Signet Jewelers, Ltd.	409	606	0.3%	1.6%
PVH Corporation	239	1,450	0.8%	1.5%
Tapestry, Inc.	221	884	0.5%	1.3%
Forever 21, Inc.	81	1,331	0.7%	1.3%
Foot Locker, Inc.	249	1,091	0.6%	1.3%
Abercrombie & Fitch Co.	158	1,125	0.6%	1.2%
VF Corporation	235	1,241	0.7%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties)  (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	118	22,710	12.5%	0.4%
Sears Holdings Corporation (2)	67	10,809	5.9%	0.4%
J.C. Penney Co., Inc.	66	10,589	5.8%	0.3%
Dillard's, Inc.	38	6,839	3.8%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	15	2,020	1.1%	0.1%
Dick's Sporting Goods, Inc.	29	1,975	1.1%	0.5%
Belk, Inc.	10	1,674	0.9%	0.1%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
The Bon-Ton Stores, Inc.	8	1,081	0.6%	*
Target Corporation	5	751	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Includes five stores contributed to a joint venture with Seritage.
*
Less than one-tenth of one percent.

4Q 2017 SUPPLEMENTAL	26

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$69,918	$506,518	$256,549
Redevelopment projects with incremental square footage and/or anchor replacement	331,376	241,149	107,829
Redevelopment projects with no incremental square footage	156,320	85,410	36,582

Subtotal new development and redevelopment projects	557,614	833,077	400,960
Tenant allowances	128,984	62,176	28,455
Operational capital expenditures at properties:
CAM expenditures (1)	87,314	42,347	19,460
Non-CAM expenditures	17,628	7,759	3,425

Totals	$791,540	$945,359	$452,300

Conversion from accrual to cash basis	(59,440)	77,794	37,220

Capital Expenditures for the Twelve Months Ended 12/31/17 (2)	$732,100	$1,023,153	$489,520

Capital Expenditures for the Twelve Months Ended 12/31/16 (2)	$798,465	$1,065,463	$496,248

(1)
Expenditures included in the pool of charges allocated to tenants as CAM.
(2)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2017 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2017
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$518	$517	$301	9%	$341	$183

Premium Outlets
New Developments	$322	$268	$193	9%	$100	$78
Redevelopments	$147	$133	$65	11%	$52	$27
The Mills
New Developments	$172	$172	$86	6%	$113	$56
Redevelopments	$14	$13	$13	10%	$2	$2
Totals	$1,173	$1,103	$658	9%	$608	$346

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

4Q 2017 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2017

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Ingram Park Mall - San Antonio, TX	Redevelopment	1/18	100%
Treasure Coast Square - Jensen Beach, FL	Regal Cinema Redevelopment	2/18	100%
Aventura Mall - Miami Beach (Miami), FL	175,000 SF expansion	3/18	33%
Cape Cod Mall - Hyannis, MA	Ten Pin Eatery	4/18	56%
Prien Lake Mall - Lake Charles, LA	T.J. Maxx/Home Goods	4/18	100%
West Town Mall - Knoxville, TN	Redevelopment	4/18	50%
Copley Place Office - Boston, MA	Wayfair expansion Phase IV	5/18	94%
Del Amo Fashion Center - Torrance (Los Angeles), CA	Marshalls (4/18) and Dave & Buster's (5/18)	5/18	50%
Northshore Mall - Peabody (Boston), MA	Redevelopment to include three new restaurants	5/18	56%
West Town Mall - Knoxville, TN	Regal Cinema Redevelopment	5/18	50%
Woodfield Mall - Schaumburg (Chicago), IL	Dining pavilion redevelopment	5/18	50%
Phipps Plaza - Atlanta, GA	Relocation of Frontgate (opened 10/17) and addition of Grand Lux Café and Public Kitchen	6/18	100%
Plaza Carolina - Carolina (San Juan), PR	Caribbean Cinemas	8/18	100%
College Mall - Bloomington, IN	Redevelopment including the addition of Ulta and small shops (opened 10/17) and Fresh Thyme (9/18)	9/18	100%
Falls, The - Miami, FL	Shake Shack	9/18	50%
Fashion Valley - San Diego, CA	North Italia	9/18	50%
Forum Shops at Caesars, The - Las Vegas, NV	The Slanted Door	10/18	100%
King of Prussia - King of Prussia (Philadelphia), PA	Eddie V's Prime Seafood	10/18	100%
Southdale Center - Edina (Minneapolis), MN	146 room Homewood Suites	10/18	50%
Phipps Plaza - Atlanta, GA	Ecco Restaurant	11/18	100%
Southdale Center - Edina (Minneapolis), MN	Shake Shack	11/18	50%
Town Center at Boca Raton - Boca Raton (Miami), FL	Redevelopment	11/18	100%
Auburn Mall - Auburn, MA	Redevelopment of the former Macy's Home Store building	2/19	56%
Penn Square Mall - Oklahoma City, OK	The Container Store	4/19	95%

4Q 2017 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2017

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Denver Premium Outlets - Thornton (Denver), CO	328,000 SF upscale Premium Outlet Center	9/18	100%
Queretaro Premium Outlets - Queretaro, Mexico	294,000 SF new Premium Outlet Center	12/18	50%

Designer Outlets - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF new Designer Outlet Center	11/18	46%

Premium Outlets - Expansions
Allen Premium Outlets - Allen (Dallas), TX	H&M	8/18	100%
Shisui Premium Outlets - Shisui, Japan	68,000 SF Phase III expansion	10/18	40%
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (11/17)	11/18	50%

The Mills - New Development
Premium Outlet Collection Edmonton IA - Edmonton, Canada	428,000 SF upscale Premium Outlet Center	5/18	50%

The Mills - Redevelopments
Gurnee Mills - Gurnee (Chicago), IL	Redevelopment (6/18) including the addition of Dick's Sporting Goods (5/18)	6/18	100%
(1)
Projects listed represent projects that are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million; and anchor/big box/restaurant additions with budgeted gross costs in excess of $2 million.

4Q 2017 SUPPLEMENTAL	30

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during 2017
Coconut Point - Estero, FL	Mall	Total Wine & More	Sports Authority
		Tuesday Morning	Sports Authority
College Mall - Bloomington, IN	Mall	B.J.'s Restaurant & Brewhouse	N/A
		Ulta	Sears
Colorado Mills - Lakewood (Denver), CO	Mills	Dick's Sporting Goods	Sports Authority
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dick's Sporting Goods	Macy's Home Store
Galleria, The - Houston, TX	Mall	Life Time Tennis	Galleria Tennis & Athletic Club
		Yauatcha Restaurant	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Fieldhouse USA	JC Penney Outlet
Great Mall - Milpitas (San Jose), CA	Mills	Dick's Sporting Goods	Sports Authority
Gurnee Mills - Gurnee (Chicago), IL	Mills	Floor & Décor	Shoppers World
Katy Mills - Katy (Houston), TX	Mills	RH Outlet	Bed Bath & Beyond
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Outback Steakhouse	Sears
		True Food Kitchen	N/A
		Yard House	Sears
Lakeline Mall - Cedar Park (Austin), TX	Mall	AMC Theatre	Regal Cinema
Ontario Mills - Ontario (Riverside), CA	Mills	Skechers Superstore	Neiman Marcus Last Call
Opry Mills - Nashville, TN	Mills	Madame Tussauds	Barnes & Noble
Outlets at Orange, The - Orange (Los Angeles), CA	Mills	Nike Factory Store	Sports Authority
		Adidas	Nike Factory Store (1)
Rockaway Townsquare - Rockaway (New York), NJ	Mall	The Cheesecake Factory	N/A
Ross Park Mall - Pittsburgh, PA	Mall	Restoration Hardware	N/A
Sawgrass Mills - Sunrise (Miami), FL	Mills	Dick's Sporting Goods	Sports Authority
		H&M	T.J. Maxx
		Matchbox Restaurant	N/A
		T.J. Maxx	American Signature Furniture
		Texas de Brazil	N/A
		Yard House	N/A
Shops at Riverside, The - Hackensack (New York), NJ	Mall	AMC Theatre	Saks Fifth Avenue
		The Cheesecake Factory (relocated)	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	L.L. Bean	N/A
South Shore Plaza - Braintree (Boston), MA	Mall	Primark	Sears (2)
Southridge Mall - Greendale (Milwaukee), WI	Mall	Marcus Cinema	N/A
Tacoma Mall - Tacoma (Seattle), WA	Mall	Dick's Sporting Goods	Forever 21 (1)

4Q 2017 SUPPLEMENTAL	31

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings Projected for 2018
Allen Premium Outlets - Allen (Dallas), TX	Premium Outlets	H&M	Last Call Neiman Marcus
Cape Cod Mall - Hyannis, MA	Mall	Ten Pin Eatery	N/A
College Mall - Bloomington, IN	Mall	Fresh Thyme	Sears
Del Amo Fashion Center - Torrence (Los Angeles), CA	Mall	Dave & Buster's	N/A
		EMC Seafood	N/A
		Marshalls	N/A
Falls, The - Miami, FL	Mall	Bulla Gastrobar	N/A
		Shake Shack	N/A
Fashion Valley - San Diego, CA	Mall	North Italia	N/A
Forum Shops at Caesars, The - Las Vegas, NV	Mall	The Slanted Door	N/A
Galleria, The - Houston, TX	Mall	Blanco Tacos + Tequila	Saks Fifth Avenue (1)
		Fig & Olive	Saks Fifth Avenue (1)
		Nobu	Saks Fifth Avenue (1)
		Spice Route	Saks Fifth Avenue (1)
Gurnee Mills - Gurnee (Chicago), IL	Mills	Dick's Sporting Goods	Sports Authority
Ingram Park Mall - San Antonio, TX	Mall	Outback Steakhouse	N/A
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Eddie V's Prime Seafood	N/A
Lehigh Valley Mall - Whitehall, PA	Mall	Bob's Discount Furniture	H.H. Gregg
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Seasons 52	N/A
Ontario Mills - Ontario (Riverside), CA	Mills	Aki-Home	Sports Authority
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
		The Public Kitchen & Bar	N/A
		Grand Lux Café	N/A

4Q 2017 SUPPLEMENTAL	32

U.S. ANCHOR/BIG BOX OPENINGS

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Plaza Carolina - Carolina (San Juan), PR	Mall	Caribbean Cinemas	Sports Authority
Prien Lake Mall - Lake Charles, LA	Mall	T.J. Maxx/HomeGoods	JC Penney (2)
Roosevelt Field - Garden City (New York), NY	Mall	Small Batch	Houston's
Sawgrass Mills - Sunrise (Miami), FL	Mills	Seasons 52	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Shake Shack	N/A
Southridge Mall - Greendale (Milwaukee), WI	Mall	Dick's Sporting Goods	Sears
		Round 1	Sears
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Dick's Sporting Goods	Sears
		Lucky's Market	Sears
		PetSmart	Sears
West Town Mall - Knoxville, TN	Mall	Cinebarre Theatre	Regal Cinema

Openings Projected for 2019 and Beyond
Orland Square - Orland Park (Chicago), IL	Mall	AMC Theatre	Sears
Penn Square Mall - Oklahoma City, OK	Mall	The Container Store	N/A
Phipps Plaza - Atlanta, GA	Mall	Life Time Athletic	Belk
Southdale Center - Edina (Minneapolis), MN	Mall	Life Time Athletic	JC Penney
		Restoration Hardware	N/A
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Shake Shack	N/A
(1)
Tenant has an existing store at this center but will relocate or has relocated to a new location.
(2)
Tenant to remain in a portion of its existing space.

4Q 2017 SUPPLEMENTAL	33

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings in 2016
Phipps Plaza - Atlanta, GA	Hotel	166 room AC Hotel by Marriott

Openings in 2017
Phipps Plaza - Atlanta, GA	Residential	319 residential units
The Shops at Clearfork - Fort Worth, TX	Office	130,000 SF of Class A office space
Houston Premium Outlets - Cypress (Houston), TX	Hotel	95 room Holiday Inn Express
Coconut Point - Estero, FL	Hotel	114 room Town Place Suites
Woodland Hills Mall - Tulsa, OK	Hotel	110 room Holiday Inn Express

Openings Projected for 2018 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Arundel Mills - Hanover (Baltimore), MD	Hotel	310 room Live! Hotel with 1,500 seat concert venue
Auburn Mall - Auburn, MA	Office	Reliant Medical - 88,000 SF
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn
Roosevelt Field - Garden City (New York), NY	Hotel	163 room Residence Inn by Marriott
Phipps Plaza - Atlanta, GA	Hotel	150 room Nobu Hotel
Phipps Plaza - Atlanta, GA	Office	300,000 SF of Class A office space
Sawgrass Mills - Sunrise (Miami), FL	Hotel	170 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office space
Southdale Center - Edina (Minneapolis), MN	Hotel	146 room Homewood Suites
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott

4Q 2017 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2016 through December 31, 2017

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2016	313,074,574	47,276,095
Activity During the First Nine Months of 2017:
Exchange of Limited Partnership Units for Common Stock	124,851	(124,851)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(16,161)	–
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	76,174	103,941
Repurchase of Simon Property Group Common Stock in open market	(2,399,051)	–

Number Outstanding at September 30, 2017	310,860,387	47,255,185

Fourth Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	375,560	(375,560)
Restricted Stock Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	486	–
Repurchase of Simon Property Group Common Stock in open market	(69,579)	–

Number Outstanding at December 31, 2017	311,166,854	46,879,625

Number of Limited Partnership Units and Common Shares at December 31, 2017	358,046,479

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2017
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards and earned LTIP units issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2017 was $71.51 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2017 SUPPLEMENTAL	35

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
34.8%
29.0%
29.3%
31.6%
33.8%
2013
2014
2015
2016
2017

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
16.7%
13.4%
13.3%
14.0%
14.8%
2013
2014
2015
2016
2017

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
3.4
3.8
4.5
5.0
5.0
2013
2014(1)(2)
2015(3)
2016(4)
2017(4)

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.7
5.4
5.6
5.6
5.5
2013
2014(1)
2015
2016
2017

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
53%
58%
61%
62%
64%
2013
2014(1)(2)
2015(3)
2016(4)
2017(4)

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
4.78%
4.39%
3.91%
3.53%
3.40%
5.5
6.1
5.9
7.0
6.6
Interest Rate
Years to Maturity
2013
2014
2015
2016
2017

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

4Q 2017 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of December 31, 2017
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,019,789	$5,904,124	4.04%	6.4
Variable Rate Debt	892,769	840,159	2.49%	3.9

Total Mortgage Debt	6,912,558	6,744,283	3.84%	6.1
Unsecured Debt
Fixed Rate	16,495,904	16,495,904	3.16%	7.8
Supplemental Credit Facility - USD Currency	125,000	125,000	2.36%	2.5
Supplemental Credit Facility - Yen Currency	197,636	197,636	0.80%	2.5

Total Revolving Credit Facilities	322,636	322,636	1.41%	2.5
Global Commercial Paper - USD	978,467	978,467	1.40%	0.2

Total Unsecured Debt	17,797,007	17,797,007	3.03%	7.3
Premium	16,869	16,869
Discount	(51,657)	(51,657)
Debt Issuance Costs	(110,734)	(109,805)
Other Debt Obligations	68,420	68,420

Consolidated Mortgages and Unsecured Indebtedness (1)	$24,632,463	$24,465,117	3.25%	7.0

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,066,205	$6,320,099	4.03%	5.9
Variable Rate Debt	1,343,390	553,179	2.86%	2.8
TMLP Debt (2)	427,895	163,122	–	–

Total Mortgage Debt	14,837,490	7,036,400	3.94%	5.6
Premium	2,781	1,389
Discount	–	–
Debt Issuance Costs	(55,961)	(26,264)

Joint Venture Mortgages and Other Indebtedness (1)	$14,784,310	$7,011,525	3.94%	5.6

Our Share of Total Indebtedness		$31,476,642	3.40%	6.6

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.1%	$23,259,419	3.30%	7.2
Variable	4.6%	1,137,278	2.19%	3.5
Other Debt Obligations	0.3%	68,420

	100.0%	24,465,117	3.25%	7.0
Joint Venture
Fixed	92.2%	$6,463,574	4.03%	5.9
Variable	7.8%	547,951	2.86%	2.6

	100.0%	7,011,525	3.94%	5.6

Total Debt		$31,476,642

Total Fixed Debt	94.4%	$29,722,993	3.46%	6.9

Total Variable Debt	5.4%	$1,685,229	2.41%	3.2

Total Other Debt Obligations	0.2%	$68,420

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

4Q 2017 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2017
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2018	$1,728,467	1.44%	$321,479	—	$119,895	2.54%	$2,169,841	1.48%
2019	600,000	2.20%	136,083	7.79%	357,558	2.87%	1,093,641	2.88%
2020	1,721,100	2.23%	721,541	3.97%	991,744	4.22%	3,434,385	3.14%
2021	2,150,000	3.81%	979,375	3.38%	958,699	4.47%	4,088,074	3.87%
2022	2,648,464	2.31%	838,436	3.45%	908,603	3.94%	4,395,503	2.89%
2023	1,100,000	2.75%	752,274	3.87%	465,323	3.38%	2,317,597	3.25%
2024	1,500,000	3.53%	168,054	3.32%	1,147,660	4.04%	2,815,714	3.73%
2025	1,198,976	2.38%	572,711	4.31%	751,310	3.68%	2,522,997	3.20%
2026	1,550,000	3.28%	2,061,636	3.89%	847,571	3.76%	4,459,207	3.66%
2027	1,500,000	3.38%	146,280	4.00%	376,876	3.76%	2,023,156	3.49%
2028	—	—	46,414	3.85%	96,205	3.95%	142,619	3.92%
Thereafter	2,100,000	5.10%	—	—	14,956	4.46%	2,114,956	5.09%

Face Amounts of Indebtedness	$17,797,007	3.03%	$6,744,283	3.84%	$7,036,400	3.94%	$31,577,690	3.40%
Premiums (Discounts) on Indebtedness, Net	(51,657)		16,869		1,389		(33,399)
Debt Issuance Costs	(81,051)		(28,754)		(26,264)		(136,069)
Other Debt Obligations	68,420		—		—		68,420

Our Share of Total Indebtedness	$17,732,719		$6,732,398		$7,011,525		$31,476,642

4Q 2017 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,243	(2)
2.	Auburn Mall	MA	Auburn	56.4%		583,949	09/01/20		6.02%	Fixed	37,785	21,300
3.	Aventura Mall(3)	FL	Miami Beach (Miami)	33.3%		2,176,391	12/01/20		3.75%	Fixed	1,200,000	400,000
							12/30/20	(8)	3.51%	Variable	167,373	55,785
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,112,613	02/06/23		3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,430,185	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,201,369	09/01/22		3.95%	Fixed	119,862	119,862
7.	Bay Park Square	WI	Green Bay	100.0%		711,793	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,228	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		978,060	09/01/26		3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		626,927	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,312,595	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		701,627	03/06/21		5.75%	Fixed	90,392	50,954
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,673	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,359	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,436	10/01/26		3.95%	Fixed	190,000	95,000
17.	College Mall	IN	Bloomington	100.0%		578,016	(2)
18.	Columbia Center	WA	Kennewick	100.0%		795,185	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,257,774	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,133	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,739	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,987	06/06/22		4.46%	Fixed	89,519	69,990
23.	Dadeland Mall	FL	Miami	50.0%		1,497,141	12/05/21		4.50%	Fixed	418,899	209,449
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,449,512	06/01/27		3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,233,354	08/01/21		5.44%	Fixed	188,529	188,529
26.	Dover Mall	DE	Dover	68.1%		928,259	08/06/21		5.57%	Fixed	85,342	58,109
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,436	08/11/22		4.71%	Fixed	104,877	59,120
28.	Empire Mall	SD	Sioux Falls	100.0%		1,125,747	12/01/25		4.31%	Fixed	190,000	190,000
29.	Falls, The	FL	Miami	50.0%		833,574	09/01/26		3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,601	07/01/21		5.11%	Fixed	40,000	17,000
							07/01/21		4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,043	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,717,963	01/04/21		4.30%	Fixed	441,098	220,549
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		998,300	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,718,238	09/05/20		5.25%	Fixed	329,579	164,789
35.	Forum Shops at Caesars, The	NV	Las Vegas	100.0%		670,440	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,051	03/01/25		3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,113	(2)

4Q 2017 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Haywood Mall	SC	Greenville	100.0%		1,237,304	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,111,239	06/01/21		5.38%	Fixed	130,744	130,744
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,656,536	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,209,664	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,546	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,181,115	11/01/27		4.06%	Fixed	199,451	99,725
44.	Lenox Square	GA	Atlanta	100.0%		1,559,056	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		977,949	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,179	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,123,012	05/01/23		3.56%	Fixed	121,317	60,658
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,086	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		794,004	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,446	(2)
51.	Meadowood Mall	NV	Reno	50.0%		901,417	11/06/21		5.82%	Fixed	114,492	57,246
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,334,020	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,371	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		635,788	09/06/22		4.35%	Fixed	77,172	77,172
55.	Miller Hill Mall	MN	Duluth	100.0%		831,739	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,151	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,669,336	(2)
58.	Northgate Mall	WA	Seattle	100.0%		1,045,727	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,593,881	07/05/23		3.30%	Fixed	249,469	140,626
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		898,526	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,078	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,335,665	12/07/20		4.77%	Fixed	62,538	53,495
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,064,888	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,534	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		825,787	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,458	07/27/21		2.66%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		782,639	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,471	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,396	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,377,252	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,706	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,038	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,103	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		486,555	03/18/21	(8)	3.31%	Variable	130,420	58,689
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		262,305	07/01/26		3.74%	Fixed	550,000	275,000

4Q 2017 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,249,937	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		699,498	02/01/23		3.37%	Fixed	130,000	130,000
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,302,086	05/29/20	(8)	2.76%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,784	11/01/22		4.01%	Fixed	99,650	56,173
81.	South Hills Village	PA	Pittsburgh	100.0%		1,128,787	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,176	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,050,275	04/01/23		3.84%	Fixed	147,532	147,532
84.	SouthPark	NC	Charlotte	100.0%		1,676,137	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,716	06/06/23		3.85%	Fixed	119,381	119,381
86.	Springfield Mall(3)	PA	Springfield (Philadelphia)	50.0%		610,063	10/06/25		4.45%	Fixed	62,746	31,373
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,282	01/06/22		5.47%	Fixed	91,333	51,485
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,934	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,392,425	09/11/24		3.82%	Fixed	350,000	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,343,587	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,298,870	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		776,580	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,320,058	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		862,303	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,497	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,280,873	05/01/22		4.76%	Fixed	188,806	188,806
97.	Towne East Square	KS	Wichita	100.0%		1,145,860	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,365	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,386	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,731	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,717	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,342,044	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		809,717	05/05/20		6.00%	Fixed	332,111	132,846
104.	White Oaks Mall	IL	Springfield	80.7%		926,465	06/01/23	(8)	4.31%	Variable	50,500	40,742
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,431	11/01/26		4.15%	Fixed	162,022	153,104
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,138,708	03/05/24		4.50%	Fixed	419,886	209,943
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,709	04/05/19		7.79%	Fixed	87,403	82,570

	Total Mall Square Footage					120,988,749

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,125	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,896	04/01/22		4.81%	Fixed	80,613	40,307
3.	Pier Park	FL	Panama City Beach	65.6%		895,979	(2)
4.	University Park Village	TX	Fort Worth	100.0%		160,126	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,959,126

4Q 2017 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	542,867	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,705	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	629,109	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,393	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,370	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,759	12/01/22		3.36%	Fixed	45,317	45,317
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,710	11/24/19	(8)	3.01%	Variable	90,000	45,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,607	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,709	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,984	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,094	(2)
13.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,182	(2)
14.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,787	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,836	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,529	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,170	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,654	06/19/19	(8)	2.96%	Variable	83,921	41,962
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,348	04/01/23		3.66%	Fixed	116,331	116,331
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,126	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,027	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,062	02/06/26		4.26%	Fixed	77,000	77,000
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	541,942	(2)
24.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,536	(2)
25.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,434	(2)
26.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
27.	Kittery Premium Outlets	ME	Kittery	100.0%	259,041	(2)
28.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,098	(2)
29.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,113	(2)
30.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,408	(2)
31.	Lee Premium Outlets	MA	Lee	100.0%	224,833	06/01/26	(15)	4.17%	Fixed	52,651	52,651
32.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,225	(2)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,782	(2)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,902	07/01/23		3.78%	Fixed	124,287	124,287
35.	Napa Premium Outlets	CA	Napa	100.0%	179,200	(2)
36.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,101	(2)
37.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
38.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,542	(2)
39.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,631	(2)

4Q 2017 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,891	(2)
41.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,714	(2)
42.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
43.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,498	(2)
44.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,416	09/01/26	(17)	3.33%	Fixed	36,104	36,104
45.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,614	09/01/27		4.00%	Fixed	145,000	145,000
46.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	349,986	07/26/21		2.66%	Variable	160,000	160,000
47.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,562	09/01/26	(17)	3.33%	Fixed	63,426	63,426
48.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	604,065	(2)
49.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,689	(2)
50.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,961	(2)
51.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	732,666	(2)
52.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,831	(2)
53.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,945	06/01/22		3.93%	Fixed	100,000	50,000
54.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,699	(2)
55.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,505	10/06/24		4.06%	Fixed	95,000	57,000
56.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,504	(2)
57.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,281	11/28/21	(8)	3.21%	Variable	85,000	42,500
58.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	3.21%	Variable	80,000	40,000
59.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,595	12/01/22		3.41%	Fixed	110,565	110,565
60.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
61.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,930	11/06/24		4.32%	Fixed	115,000	40,250
62.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,202	(2)
63.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,321	(2)
64.	Waterloo Premium Outlets	NY	Waterloo	100.0%	417,844	(2)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,317	02/06/26		4.23%	Fixed	185,000	185,000
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,845	(2)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	901,756	(2)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,105	(2)

	Total U.S. Premium Outlet Square Footage				30,154,638

4Q 2017 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,788	07/01/20		5.76%	Fixed	156,146	156,146
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,663,947	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,411,572	11/01/24		4.28%	Fixed	135,814	50,930
							07/01/21		5.04%	Fixed	26,552	9,957
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,361,962	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,618	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,933	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,925	10/01/26		3.99%	Fixed	269,506	269,506
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,789,591	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,302,186	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,224	03/05/22		4.25%	Fixed	312,385	156,192
11.	Opry Mills	TN	Nashville	100.0%		1,168,355	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	50.0%		867,381	04/01/24		4.22%	Fixed	215,000	107,500
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,263	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,273,525	(2)

	Total The Mills Square Footage					21,120,270

	Other Properties
	Bangor Mall, Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Independence Center, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			872,383	525,218

	Total Other Properties Square Footage					8,101,036

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					182,323,819

4Q 2017 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	110,212	99,190

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	365,800	06/01/24	(23)	3.10%	Fixed	95,602	47,801
3.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	358,400	06/01/22	(23)	3.13%	Fixed	135,436	67,718
4.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/18	(14)	3.29%	Variable	87,050	39,172

	Subtotal Canada Square Footage				966,200
	GERMANY
5.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	49,320	34,770

	Subtotal Germany Square Footage				191,500
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(20)	2.50%	Variable	94,174	84,757

	Subtotal France Square Footage				269,000
	ITALY
7.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.50%	Variable	159,500	143,550
8.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	06/30/20	(20)	1.67%	Variable	131,718	118,546

	Subtotal Italy Square Footage				612,000
	JAPAN
9.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.77%	Fixed	54,967	21,987
10.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	02/28/18	(25)	0.37%	Variable	2,329	932
11.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/20	(25)	0.44%	Variable	30,305	12,122
12.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.32%	Variable	8,877	3,551
13.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	05/31/18	(25)	0.45%	Variable	755	302
14.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.41%	Variable	3,374	1,349
15.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	365,900	05/31/18	(25)	0.37%	Variable	27,340	10,936
						05/29/22	(25)	0.38%	Fixed	44,383	17,753
16.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.91%	Variable	5,523	2,209
						11/30/19	(25)	0.38%	Fixed	26,630	10,652
17.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.40%	Variable	14,469	5,787

	Subtotal Japan Square Footage				3,233,000

4Q 2017 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST	INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
18.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/22	(26)	3.39%	Fixed	106,344	53,172
19.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	03/27/20	(26)	3.79%	Fixed	76,268	38,134
20.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	140,543	70,271
21.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/06/20	(26)	4.10%	Fixed	78,801	39,399

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
22.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		278,000	02/14/24	(27)	5.37%	Fixed	25,234	12,617
23.	Johor Premium Outlets	Johor (Singapore)		50.0%		264,400	10/14/20	(27)	5.02%	Variable	5,370	2,685

	Subtotal Malaysia Square Footage					542,400
	MEXICO
24.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
25.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.88%	Fixed	275,529	247,976
							07/12/20	(20)	1.40%	Variable	56,304	28,856
26.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	05/25/24	(8)(20)	1.85%	Variable	71,877	67,564

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
27.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	2.47%	Variable	56,522	25,435

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					8,792,700

	TOTAL SQUARE FOOTAGE					191,116,519

	Other Secured Indebtedness:							(13)			270,064	135,034

	TOTAL SECURED INDEBTEDNESS											$13,780,683	(6)

	Our Share of Consolidated Mortgage Debt											$6,744,283

	Our Share of Joint Venture Mortgage Debt											$7,036,400

4Q 2017 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Simon Property Group, LP (Sr. Notes)	02/01/18	(30)	1.50%	Fixed	750,000
Global Commercial Paper - USD	03/15/18	(12)	1.40%	Fixed	978,467
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Supplemental Credit Facility - Yen Currency	06/30/20	(8)(19)	0.80%	Variable	197,636
Supplemental Credit Facility - USD Currency	06/30/20	(8)	2.36%	Variable	125,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	898,464
Simon Property Group, LP (Sr. Notes)	03/01/21		4.38%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	898,464
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	598,976
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$17,797,007	(18)

4Q 2017 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of December 31, 2017

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2017: 1M LIBOR at 1.56%; 1M EUR LIBOR at -.41%; 1M EURIBOR at -.37%; 3M EURIBOR at -.33%; 6M EURIBOR at -.27%; 3m GBP LIBOR at 0.52%; 1M YEN TIBOR at 0.05%; 6M YEN TIBOR at .12%; 1M YEN LIBOR at –0.03%; 1M CDOR at 1.44%; Cost of Funds rate at 3.18% and 91 Day Korean CD rate at 1.66%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 41.9 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $211.6 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the latest maturity date and weighted average interest rate of all outstanding tranches of commercial paper at December 31, 2017.
(13)
Consists of six loans with interest rates ranging from 2.64% to 4.46% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 109.3 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Amounts shown in USD equivalent. Balance includes borrowings on multi-currency tranche of Yen 22.3 billion.
(20)
Amount shown in USD equivalent; Euro equivalent is 791.9 million.
(21)
Consists of nine encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 290.0 million.
(24)
Includes office space of 2,076,613 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 129,944 sq. ft.	Oxford Valley Mall - 134,921 sq. ft.
Copley Place - 890,408 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 34,636 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
Firewheel Town Center - 74,172 sq. ft.	The Shops at Clearfork - 143,275 sq. ft.
Menlo Park Mall - 74,440 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 24.7 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 429.0 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 124.4 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.
(29)
Does not include Klépierre.
(30)
Notes redeemed at par on January 3, 2018.

4Q 2017 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2017 SUPPLEMENTAL	49

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2017		FOR THE THREE MONTHS ENDED DECEMBER 31, 2016

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(7,739)	$232,998	$(6,624)	$223,885
Overage rent	(77)	26,426	(129)	25,565
Tenant reimbursements	(3,299)	104,562	(2,642)	102,906
Management fees and other revenues	–	–	–	–
Other income	(409)	38,920	(291)	32,372

Total revenue	(11,524)	402,906	(9,686)	384,728

EXPENSES:
Property operating	(1,913)	63,840	(1,515)	60,660
Depreciation and amortization	(3,718)	103,066	(3,458)	98,457
Real estate taxes	(585)	28,810	(484)	27,668
Repairs and maintenance	(332)	10,378	(318)	9,678
Advertising and promotion	(1,019)	11,087	(550)	11,941
Provision for credit losses	14	266	23	307
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,509)	22,547	(1,163)	21,710

Total operating expenses	(9,062)	239,994	(7,465)	230,421

OPERATING INCOME	(2,462)	162,912	(2,221)	154,307
Interest expense	1,831	(73,877)	1,454	(65,799)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(103)	(89,035)	204	(88,508)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	–	–

CONSOLIDATED NET INCOME	(734)	–	(563)	–
Net loss (income) attributable to noncontrolling interests	(734)	–	(563)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

4Q 2017 SUPPLEMENTAL	50

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017		FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2016

	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS (1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(29,488)	$891,983	$(22,963)	$858,606
Overage rent	(157)	91,060	(224)	86,479
Tenant reimbursements	(12,581)	414,093	(10,067)	406,503
Management fees and other revenues	–	–	–	–
Other income	(1,343)	140,133	(993)	112,109

Total revenue	(43,569)	1,537,269	(34,247)	1,463,697

EXPENSES:
Property operating	(7,204)	248,694	(5,472)	235,966
Depreciation and amortization	(15,103)	398,328	(10,579)	375,222
Real estate taxes	(2,334)	116,669	(2,131)	112,684
Repairs and maintenance	(1,156)	38,515	(1,046)	35,617
Advertising and promotion	(3,641)	41,504	(1,744)	41,982
Provision for credit losses	(105)	4,213	(60)	2,762
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(6,471)	82,192	(4,509)	79,666

Total operating expenses	(36,014)	930,115	(25,541)	883,899

OPERATING INCOME	(7,555)	607,154	(8,706)	579,798
Interest expense	7,833	(282,382)	5,735	(269,109)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(291)	(324,772)	152	(310,689)
Gain upon acquisition of controlling interests and sale or disposal of assets and interests in unconsolidated entities, net	–	–	(4,399)	–

CONSOLIDATED NET INCOME	(13)	–	(7,218)	–
Net loss (income) attributable to noncontrolling interests	(13)	–	(7,218)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

4Q 2017 SUPPLEMENTAL	51

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF DECEMBER 31, 2017		AS OF DECEMBER 31, 2016

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(394,771)	$10,714,093	$(324,585)	$10,357,917
Less - accumulated depreciation	(78,589)	3,047,439	(65,157)	2,796,323

	(316,182)	7,666,654	(259,428)	7,561,594
Cash and cash equivalents	(17,649)	449,104	(9,773)	361,306
Tenant receivables and accrued revenue, net	(8,483)	192,903	(5,843)	165,618
Investment in unconsolidated entities, at equity	(23,957)	(2,242,526)	(18,140)	(2,349,443)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(38,682)	184,736	(33,531)	183,883

Total assets	$(404,953)	$6,250,871	$(326,715)	$5,922,958

LIABILITIES:
Mortgages and unsecured indebtedness	$(167,347)	$7,011,526	$(142,318)	$6,743,252
Accounts payable, accrued expenses, intangibles, and deferred revenues	(19,160)	478,652	(12,796)	409,770
Cash distributions and losses in unconsolidated entities, at equity	–	(1,406,378)	–	(1,359,738)
Other liabilities	(49,767)	167,071	(54,261)	129,674

Total liabilities	(236,274)	6,250,871	(209,375)	5,922,958

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(164,943)	–	(112,225)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive income (loss)	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(3,736)	–	(5,115)	–

Total equity	(3,736)	–	(5,115)	–

Total liabilities and equity	$(404,953)	$6,250,871	$(326,715)	$5,922,958

4Q 2017 SUPPLEMENTAL	52